Exhibit (j)(1) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 23, 2022, with respect to the financial statements of Federated Hermes MDT Mid Cap Growth Fund, a portfolio in the Federated Hermes Equity Funds, as of October 31, 2022, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

December 23, 2022